Exhibit 10.66

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN
AGREEMENT (this “Amendment”), dated as of August 2, 2011, by and among INTEGRAMED AMERICA, INC. (the “Borrower”); the financial institutions signing below and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Loan Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the financial institutions party thereto as Lenders and the Administrative Agent are parties to the Third Amended and Restated Loan Agreement dated as of May 21, 2010 (as in effect from time to time, the “Loan Agreement”).  Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

B. The Borrower has requested an amendment to the Loan Agreement.  The Administrative Agent and the Lenders signing below are willing to effect such amendment on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO LOAN AGREEMENT.  Subject to the satisfaction of each of the conditions set forth herein, the Loan Agreement is hereby amended as follows:

A. Amendment.  Section 1.01 of the Loan Agreement is hereby amended by amending the first paragraph of the definition of “Consolidated EBITDA” to read in its entirety as follows:

“‘Consolidated EBITDA’ means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) Consolidated Interest Expense for such period, plus (c) depreciation, amortization and other non-cash charges for such period, plus (d) the provision for Federal, state and local income taxes for such period, minus (e) gains from discontinued operations and extraordinary items, together with any related provision for taxes on any such gain, recorded or recognized by Borrower or any of its Subsidiaries for such period, plus (f) losses from discontinued operations and extraordinary items, together with any related provision for the tax effect of any such losses, recorded or recognized by Borrower or any of its Subsidiaries for such period, plus, (g) for the periods of four consecutive fiscal quarters ending on June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012 only, losses and/or expenses arising from the settlement of Heather Kornick v. Lawrence A. Jacobs, M.D. and Fertility Centers of Illinois, S.C., provided that the aggregate amount of losses added back pursuant to this clause (g) shall not exceed $1,650,000, in each case, with respect to clauses (a) through and including (g) above, of Borrower and its Subsidiaries on a consolidated basis for such period, computed in accordance with GAAP.”

B. No Further Amendments. Except as specifically amended hereby, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

II. REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Borrower hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders that:

A. The execution and delivery of this Amendment has been duly authorized by all requisite action on the part of the Borrower.

B. The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date).  No event has occurred or failed to occur, which constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

C. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

III. CONDITIONS.  The effectiveness of this Amendment is subject to the following conditions:

A. The Borrower shall have executed and delivered to the Administrative Agent (or shall have caused to be executed and delivered to the Administrative Agent by the appropriate persons) the following:

1. This Amendment, executed and delivered by the Borrower, the Administrative Agent and the Required Lenders;

2. Payment to the Administrative Agent on behalf of the Lenders signing below on or before 5:00 p.m. (New York time) on August 2, 2011 of an amendment fee in the amount of $25,000.00 (to be shared pro rata based upon such approving Lender's Total Outstandings (including risk participation in L/C Obligations and Swing Line Loans) and unused Revolving Commitments; and

3. Such other supporting documents and certificates as the Administrative Agent or its counsel may reasonably request.

B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Administrative Agent.

IV. MISCELLANEOUS.

A. As provided in the Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all out-of-pocket costs and expenses of the Administrative Agent (including reasonable fees and disbursements of counsel to the Administrative Agent) in connection with this Amendment and the other agreements and instruments and documents executed pursuant hereto.

B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflict of laws principles).

C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

INTEGRAMED AMERICA, N.A.

By: /s/ Timothy P Sheehan
Name:  Timothy P Sheehan
Title:    VP Finance and Interim CFO

BANK OF AMERlCA, N.A., as AdministrativeAgent

By: /s/ Steven J. Melicharek
Name: Steven J. Melicharek
Title:   SVP

BANK OF AMERICA, N.A., as L/C Issuer and as
Swing Line Lender

By: /s/ Steven J. Melicharek
Name: Steven J. Melicharek
Title:   SVP

BANK OF AMERICA, N.A., as a Lender

By: /s/ Steven J. Melicharek
Name: Steven J. Melicharek
Title:   SVP

TD BANK, N.A., as a Lender

By: /s/ Emily Alfieri-Weinberg
Name: Emily Alfieri-Weinberg
Title:  Vice President

WEBSTER BANK, N.A., as a Lender

By: /s/ Michael P. McGovern
Name: Michael P. McGovern
Title:  Vice President